SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	January 23, 2007
(Date of earliest event reported)	January 18, 2007

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 18, 2007, we announced an increase in the fourth quarter 2006 dividend paid on our common stock to 34 cents per share of common stock. The fourth quarter 2006 dividend is payable February 15, 2007, to shareholders of record at the close of business January 31, 2007. The previous quarterly dividend payment was 32 cents per share. A copy of the press release announcing our fourth quarter dividend is attached as Exhibit 99.1.

Our Board of Directors also set May 17, 2007, as the date for our annual meeting of shareholders. The meeting will be held at 10 a.m., Central Daylight Time, at our headquarters in Tulsa, Oklahoma. The record date for the meeting is March 19, 2007.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 Press release issued by ONEOK, Inc. dated January 18, 2007.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: January 23, 2007	By:	/s/ Curtis Dinan
Curtis Dinan Senior Vice President - Chief Financial Officer and Treasurer

3